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                                                                      Exhibit 3

                    NAVISTAR FINANCIAL SECURITIES CORPORATION


                      ARTICLES OF INCORPORATION AND BY-LAWS

      The following documents of Navistar Financial Securities Corporation are incorporated herein by reference:

     3.1     Certificate  of  Incorporation  of  Navistar  Financial  Securities
             Corporation   (as  in  effect  on  September  13,  1990).    Filed
             on Registration No. 33-36767.

     3.2 The By-Laws of Navistar Financial Securities Corporation. Filed on Registration No. 33-36767.